EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2008-TOP29, issued pursuant to the Pooling and Servicing Agreement dated as of February 1, 2008 (the "Pooling and Servicing Agreement") between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"), Centerline Servicing Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as Trustee and Custodian (the "Trustee") and Wells Fargo Bank, N.A., as Paying Agent, Certificate Registrar and Authenticating Agent (the "Paying Agent").

  I, Steven Stern, the senior officer in charge of securitization of the Depositor, hereby certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2008-TOP29 (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, National Association, as successor by merger to LaSalle
    Bank National Association as Trustee and Custodian, Centerline
    Servicing Inc. as Special Servicer, KeyCorp Real Estate Capital Markets, Inc. as Sub-Servicer for Wells Fargo Bank, N.A., Principal Global Investors, LLC as Primary Servicer, Wells Fargo Bank, N.A. as Master Servicer and Primary Servicer, Wells Fargo Bank, N.A. as Paying Agent and Wells Fargo Bank, N.A. as Master Servicer for the Plaza La Cienega Pari Passu Loan.

    Dated:   March 26, 2009


    /s/ Steven Stern
    Signature

    Vice President
    (senior officer in charge of securitization of the depositor)